

Migration to the Novo Mercado Segment

COPEL

Pura Energia

June/2025

NONE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION, THE BRAZILIAN COMISSÃO DE VALORES MOBILIÁRIOS OR ANY SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES, HAS: (A) APPROVED OR DISAPPROVED THE PROPOSED CORPORATE ACTION; (B) PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED CORPORATE ACTION; OR (C) PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS PRESENTATION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The proposed corporate action described in this presentation, with the elimination of the Class B preferred shares and Preferred ADSs, is subject to Rule 13e-3 issued under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, we have filed a Rule 13E-3 Transaction Statement on Schedule 13E-3 with the SEC related to the proposed corporate action and subsequent planned SEC deregistration of our Class B preferred shares and Preferred ADSs. The Schedule 13E-3 is available on the SEC's website at www.sec.gov and on the Company's website at ri.copel.com. This presentation is incomplete and does not fully describe all of the aspects of the proposed corporate action. The aspects of the proposed corporate action are and will be, as applicable, fully described in the shareholder meeting materials in connection with the shareholder meetings which will vote on the proposed corporate action. You may obtain all the documents relating to each shareholder meeting on our website http://www.copel.com.

This presentation is not a proxy or solicitation of votes for the meetings in which the holders of shares will be asked to approve the proposed corporate action.

This presentation contains or may contain "forward-looking statements" within the meaning of the U.S. Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act. Forward looking terms such as "may," "will," "could," "should," "would," "plan," "potential," "intend," "anticipate," "project," "target," "believe," "estimate" or "expect" and other words, terms and phrases of similar nature are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are statements which are not historical fact and involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Such forward-looking statements may include, but are not limited to, statements related to the proposed corporate action and the expected timing and satisfaction of conditions precedent prior to the proposed corporate action; the impact of the proposed corporate action on our earnings, market value and growth rate; and the impact of the Novo Mercado listing will have on our common shares, including the liquidity of our common shares.

Forward-looking statements in this presentation are based on current expectations and assumptions made by our management. Although we believe that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements. We can give no assurance that they will prove to be correct. Additionally, forward-looking statements are subject to various risks and uncertainties which could cause actual results and experience to differ materially from the anticipated results or expectations expressed in this presentation. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, or that could contribute to such differences, include, without limitation, our ability to obtain the required corporate approval of holders of our shares, our ability to obtain the required waivers in connection with certain financial agreements that would be subject to an event of default or acceleration as a result of the implementation of the corporate action, approval by the B3 of the listing of our common shares, the performance of the Brazilian and world economies, including deterioration in world economic conditions, volatility of the prices of our shares, our level of capitalization, including the levels of our indebtedness and overall leverage, inflation and fluctuations in currency exchange rates, including the Brazilian real and the U.S. dollar, volatility on the Brazilian and global stock markets, and the performance of the Brazilian and world economies.

The foregoing list is not intended to be exhaustive, and there may be other key risks that are not listed above that are not presently known to us or that we currently deem immaterial. Should one or more of these or other risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by the forward-looking statements made by us contained in this presentation. As a result of the foregoing, readers should not place undue reliance on the forward-looking statements contained in this presentation. The forward-looking statements contained in this presentation are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon information available as of the date of this presentation or other specified date and speak only as of such date. We disclaim any intention or obligation to update or revise any forward-looking statements in this presentation as a result of new information or future events, except as may be required under applicable securities law.

Opportunity: Migration to Novo Mercado Segment

Potential unlocking of value for all shareholders in Copel's migration to NM:

- Enhancement of corporate governance standards
- Strengthening of institutional image
- Increased stock liquidity
- Reduced risk perception of the stock
- Expansion of the shareholder base through the attraction of long-term foreign investors
- Alignment with global governance practices
- Contribution to Copel's inclusion in the DJSI

Copel proposal

Migration to the Novo Mercado, without dilution, with a ratio of 1:1

Considering three additional components:

- ✓ Liquidity;
- ✓ Dividend Equalization;
- ✓ Voting Rights.

Study: Migration Structure to the Novo Mercado

What would be desirable for holders of preferred and common shares?

Variabl
es

1. *Time Value of Money (TVM)*
2. *Dividend Equalization*
3. *Balance in Capital Structure*
4. *Governance value*
5. Enhanced Stock Liquidity
6. *Potential Unlocking of Market Value*

Challenges

Dual-class share structure creates complexity (Governance, Investor and Shareholder Relations);

Shareholders holding preferred shares expect compensation for the loss of additional dividend rights;

Consideration of the value of voting rights;

Non-dilution of shareholders.

Migration Terms: Proposed Conversion Structure

Balancing a zero-shareholder-dilution guideline with a convergent ratio premium.


1:1 conversion ratio
1 PN
1 ON
1 PNC
Dividend Premium Imbalance
Redeemable shares

✓ Compulsory Redemption of PNC Shares in Cash upon approval at the General Meeting (within the timeframe defined in the proposal): R$0.7749 per PNC share

Win-win: Why a premium of R$ 0.7749/share?

1 Time value of money



Preferred dividends represent future obligations, offset by the net present value of the premium granted to PNC shareholders.

2 Elimination of Differential Dividend Obligations



Through the conversion, Copel eliminates differentiated cash outflows among shareholders, justifying a balanced premium of economic rights among them.

3 Voting rights, greater liquidity and simplicity



A single class of shares enhances liquidity, equalizes corporate and economic rights, and potentially increases the stock price.

Value unlock: Benefits for all shareholders


Estimated Upside
New Investors / Minimum Price Increase
Liquidity
Future Dividend Increase
~+210M ADTV
Value Unlocking
Financial Tradeoff
Dividend increase per share
Upsides ON
Estimated Upside
New Investors / Minimum Price Increase
Governance
Liquidity
PNC
Decision making
~+90M ADTV
Value Unlocking
Financial Tradeoff
+R$1.300 M
Upsides PN

Benefits for shareholders and the company


Simplified ownership structure
Equal voting and dividend rights
Attraction of new investors
Potential unlocking of market value
Increased stock liquidity
No shareholder dilution
Shareholders


Attraction of long-term investors to the shareholder base
Increased stock liquidity
Simplified capital structure
Potential unlocking of market value
Reduction in administrative costs
Company



COPEL

ri@copel.com | +55 (41) 3333-4011

www.copel.com | /company/copel | /copel | /copel | @copelatendevoce

COPEL
Pura Energia